Exhibit 1.1

EXECUTION VERSION

$1,000,000,000

METROPCS WIRELESS, INC.

6  5/8% Senior Notes due 2020

Underwriting Agreement

November 5, 2010

J.P. Morgan Securities LLC

As Representative of the

Underwriter listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

MetroPCS Wireless, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriter listed in Schedule 1 hereto (the “Underwriter”), for whom you are acting as representative (the “Representative”), $1,000,000,000 principal amount of its 6 5/8% Senior Notes due 2020 (the “Notes” and, together with the Guarantees (as defined below), the “Securities”) (the “Offering”). The Securities will be issued under an Indenture, dated as of September 21, 2010 (the “Base Indenture”), and a supplemental indenture, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, between the Company, Wells Fargo Bank, N.A., as trustee (the “Trustee”) and the Guarantors (as defined below).

The payment of principal of, and premium and interest on, the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) MetroPCS Communications, Inc., a Delaware corporation (“Parent”), (ii) MetroPCS, Inc., a Delaware corporation (“HoldCo”), (iii) each of the Company’s subsidiaries listed in Schedule 2 hereto, and (iv) any subsidiary of the Company or Parent formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Parent, HoldCo and the subsidiaries of the Company or Parent referred to in (iii) and (iv) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).

As used in this underwriting agreement (this “Agreement”), the term “Transaction Documents” collectively refers to this Agreement, the Indenture and the Securities.

Each of the Company and the Guarantors hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-169237), including a prospectus, relating to the Securities. Such registration statement, which became effective upon filing with the Commission, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement (the “Base Prospectus”) plus the preliminary prospectus supplement, dated November 5, 2010, to the Base Prospectus relating to the Securities at the time it was filed that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus plus the final prospectus supplement that includes the Rule 430 Information in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2. Purchase of the Notes by the Underwriter.

(a) The Company agrees to issue and sell the Notes to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the principal amount of Notes set forth opposite the Underwriter’s name in Schedule 1 hereto at a price equal to 99.000% of the principal amount thereof. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Company understands that the Underwriter intends to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Securities to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through the Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, at 10:00 A.M., New York City time, on November 17, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriter, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Guarantors acknowledge and agree that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the Offering (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, the Underwriter is not advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Guarantors.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Underwriter as of the date hereof and at the Closing Date (or such other date as is expressly stated herein) that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus conformed in all material respects with the applicable requirements of the Securities Act at the time of its use, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement conformed and will conform in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the applicable requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Parent included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt, taken as a whole, of Parent or any Subsidiary (as defined below), or any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent or any Subsidiary on any class of capital stock, or any material adverse change, in or affecting the business, assets, management, financial position, results of operations or properties of Parent and any Subsidiary taken as a whole; (ii) neither Parent nor any Subsidiary has entered into any transaction or agreement that is material to Parent and any Subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent and any Subsidiary taken as a whole; and (iii) neither Parent nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that would be material to the Company and the Subsidiaries, taken as a whole, except in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Organization and Good Standing. Parent and each Subsidiary (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, and to own, lease and operate its respective properties and (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of Parent and the Subsidiaries, taken as a whole, (B) the long-term debt or capital stock of Parent or any Subsidiary, (C) the issuance or marketability of the Notes or the related Guarantees or (D) the validity of this Agreement or any other Transaction Document or the transactions described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).

(h) Capitalization. The subsidiaries listed on Schedule 3 (collectively, the “Subsidiaries” and individually, a “Subsidiary”) are the only “subsidiaries” of Parent (within the meaning of Rule 405 under the Securities Act) other than Royal Street Communications, LLC, a Delaware limited liability company (“Royal Street Communications”), and its subsidiaries (collectively, with Royal Street Communications, “Royal Street”), in which Parent indirectly holds an 85% non-controlling interest. Except for the Subsidiaries and Royal Street or as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, Parent does not hold a material ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by Parent, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except (1) for any such security interests, claims, liens, limitations on voting rights or encumbrances as would (a) constitute “Permitted Liens” (“Permitted Liens”) as defined in the section of the Time of Sale Information and the Prospectus entitled “Description of Notes” (the “DoN”) or (b) be immaterial to the business, assets, financial condition, results of operations or properties of Parent and the Subsidiaries taken as a whole, or (2) any restrictions on transfer under applicable federal or state securities laws.

(i) Preemptive and Other Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in Parent or the Subsidiaries (any “Relevant Security”). All of the issued and outstanding shares of capital stock of Parent are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from Parent or any Subsidiary any Relevant Security of Parent or any Subsidiary, except for such violations which would not reasonably be expected to result in a Material Adverse Effect.

(j) Due Authorization. The Company and each of the Guarantors has the required corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or limited liability company power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided herein and therein.

(k) The Notes. The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriter in accordance with the terms hereof and thereof, will be duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”). The Notes will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus. At the Closing Date, the Notes will be in the form contemplated by the Indenture.

(l) The Guarantees. The Guarantees of the Notes have been duly and validly authorized by each of the Guarantors for issuance to the Underwriter pursuant to this Agreement and, when executed by the respective Guarantors in accordance with the provisions of the Indenture and when delivered to the Underwriter in accordance with the terms hereof and thereof, and when the Notes have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Guarantees of the Notes will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(m) The Indenture. The Base Indenture has been duly and validly authorized, executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee), constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Supplemental Indenture has been duly and validly authorized by the Company and each of the Guarantors, and when duly executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus. On the Closing Date, the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(n) The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.

(o) No Violation or Default. Neither Parent nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of Parent or any Subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(p) No Conflicts; No Consents Required. None of (i) the execution, delivery and performance by the Company and each Guarantor of this Agreement and consummation of the transactions contemplated by the Transaction Documents to which each of them, respectively, is a party, (ii) the issuance and sale of the Notes and the issuance of the Guarantees or (iii) the consummation by Parent and the Subsidiaries of the transactions described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds,” violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of Parent or any Subsidiary, or an acceleration of any Indebtedness (as defined in the DoN) of Parent or any Subsidiary pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of Parent or any Subsidiary, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which Parent or any Subsidiary is a party or by which Parent or any Subsidiary or their respective properties, operations or assets is or may be bound or (C) assuming the representations and warranties of the Underwriter herein are true and correct, any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (x) for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter, and (y) (in the case of clauses (B) and (C) above) as would not reasonably be expected to have a Material Adverse Effect.

(q) Legal and Administrative Authorizations. Each of Parent and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither Parent nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to Parent or any Subsidiary, would reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any Consent. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each of Parent and each Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(r) Legal Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is (i) no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration pending, domestic or foreign, to which Parent or any Subsidiary is a party or of which the business, property, operations or assets of Parent or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent or any Subsidiary is subject or to which the business, property, operations or assets of Parent or any Subsidiary is or may be subject that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Time of Sale Information and the Prospectus and is not so disclosed or (B) could reasonably be expected to have a Material Adverse Effect.

(s) No Existing Conditions Constituting Default. There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transaction Documents, as applicable) under any of the Transaction Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the issuance and sale of the Notes and to issue and deliver the related Guarantees and the other transactions contemplated by the Transactions Documents.

(t) No Governmental Prohibitions. (i) To Parent’s knowledge, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Registration Statement, the Time of Sale Information and the Prospectus or any amendment or supplement thereto, (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction and (iii) every request of any securities authority or agency of any jurisdiction for additional information relating to the issuance of the Notes or Guarantees or the sale of the Notes has been complied with in all material respects.

(u) No Labor Disputes. There is (i) no material unfair labor practice complaint pending against Parent or any Subsidiary nor, to Parent’s knowledge, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board relating to collective bargaining or collective action by employees, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any Subsidiary or, to Parent’s knowledge, threatened against any of them, (ii) no material strike, labor dispute, slowdown, or stoppage pending against Parent or any Subsidiary nor, to Parent’s knowledge, threatened against any of them, (iii) no material labor disturbance by the employees of Parent or any Subsidiary or, to Parent’s knowledge, no such disturbance is imminent and (iv) no union representation petition has been submitted to Parent or any Subsidiary. To Parent’s knowledge, no collective bargaining organizing activities are taking place with respect to Parent or any Subsidiary. Neither Parent nor any Subsidiary has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except those violations that would not reasonably be expected to have a Material Adverse Effect.

(v) Compliance With ERISA. No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), failure to satisfy the minimum funding standards under Section 430 of the Code and in Section 303 of ERISA or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which Parent or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which Parent or any Subsidiary would have any liability is in compliance with its terms and applicable law, including (without limitation) ERISA and the Code, except where such violation would not reasonably be expected to result in a Material Adverse Effect; neither Parent nor any Subsidiary has incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA); and each plan for which Parent or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, its related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The execution and delivery of this Agreement, the other Transaction Documents and the sale of the Securities by the Underwriter will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

(w) Environmental Laws. None of Parent or any Subsidiary has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety or the Environment (as defined below), including those relating to the generation, storage, treatment, disposal, transport, presence, release or threat of release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Environmental Liabilities. There is no alleged liability, or to Parent’s knowledge, any events, occurrences or conditions which could reasonably be expected to result in liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of Parent or any Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by Parent or any Subsidiary, as the case may be or (ii) any violation or alleged violation of any Environmental Laws, other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Environment” means ambient air, indoor air, land surface and subsurface strata, surface water, ground water, drinking water and natural resources such as wetlands, flora and fauna. The term “Hazardous Materials” means any chemicals, materials, substances, wastes, pollutants and contaminants in any form, including petroleum and petroleum products, asbestos and asbestos containing materials, regulated by or which give rise to liability under any Environmental Law.

(y) Title to Real and Personal Property. Parent and the Subsidiaries own or lease all such properties as are reasonably necessary to the conduct of the businesses of Parent and the Subsidiaries as presently operated as described in the Registration Statement, the Time of Sale Information and the Prospectus. Parent and the Subsidiaries have (i) good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Permitted Liens, and except such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by Parent and the Subsidiaries and (ii) peaceful and undisturbed possession of any material real property and buildings held under lease or sublease by Parent and the Subsidiaries and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder (including, to Parent’s knowledge, defaults by the landlord), with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by Parent or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect.

(z) Title to Intellectual Property. Parent and each Subsidiary (i) owns or possesses right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own or possess would not reasonably be expected to have a Material Adverse Effect and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others (except (x) for such right, or claimed right pursuant to the Amended and Restated Credit Agreement, dated as of February 20, 2007, among the Company, as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and syndication agent, J.P. Morgan Securities LLC, as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner, as amended by the Amendment and Restatement and Resignation and Appointment Agreement, dated as of July 16, 2010, among the Company, as borrower, Parent and certain of the Subsidiaries named therein as guarantors, the several banks and other financial institutions or entities listed on the signature pages thereto as lenders, Bear Stearns Corporate Lending, Inc., as resigning administrative agent, and JPMorgan Chase Bank, N.A., as successor administrative agent (the “Credit Agreement”), or as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or (y) where such conflict with any such right of others would not reasonably be expected to have a Material Adverse Effect). Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, to Parent’s knowledge, there is no infringement by third parties of any Intellectual Property of Parent or any Subsidiary; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to Parent’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights in or to any Intellectual Property of Parent or any Subsidiary; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to Parent’s knowledge, threatened action, suit, proceeding or claim by others that Parent or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(aa) Taxes. Parent and each Subsidiary has, in all material respects, accurately prepared and timely filed all federal, and all material state, foreign and other tax returns that are required to be filed by it and has paid or made provision (to the extent required by U.S. GAAP) for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which Parent or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No material deficiency, assessment or other claim with respect to a proposed adjustment of Parent or any Subsidiary’s federal, state, local or foreign taxes is pending or, to Parent’s knowledge, threatened. The accruals and reserves on the books and records of Parent and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects (in accordance with U.S. GAAP) to meet any assessments and related liabilities for any such period and, since December 31, 2009, Parent and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of Parent or any Subsidiary, except such liens as would not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

(bb) Accounting Controls. Parent and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, are effective and have been designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent is not aware of any existing material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no change in Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, Parent’s internal control over financial reporting.

(cc) Disclosure Controls. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to Parent and its Subsidiaries is disclosed to Parent’s principal executive officer and principal financial officer by others within those entities and, as of December 31, 2009, such disclosure controls and procedures were effective.

(dd) Property and Casualty Insurance. Parent maintains property and casualty insurance in such amounts and covering such risks as Parent reasonably considers adequate for the conduct of Parent and each Subsidiary’s businesses and the value of Parent’s and each Subsidiary’s properties and as is customary for publicly held companies engaged in similar businesses in similar industries, all of which property and casualty insurance is in full force and effect, except where the failure to maintain such property and casualty insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by Parent or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Parent reasonably believes that Parent and each Subsidiary will be able to renew their respective existing property and casualty insurance as and when such coverage expires or will be able to obtain replacement property and casualty insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such property and casualty insurance.

(ee) Director and Officer Insurance. Parent has in effect insurance covering its directors and officers as is customary for similarly-sized publicly held companies engaged in similar businesses in similar industries for liabilities or losses arising in connection with the Offering and the consummation of the transactions contemplated by the Transaction Documents, except where the failure to have such coverage would not reasonably be expected to have a Material Adverse Effect.

(ff) No Undisclosed Relationships. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no relationship, direct or indirect, exists between or among Parent, any Subsidiary or, to the Company’s knowledge, any affiliate of the Company, on the one hand, and any director, executive officer or, to the Company’s knowledge, security holder (or any immediate family member of such director, executive officer or security holder), of Parent, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Parent to or for the benefit of any of the executive officers or directors of the Company or Parent or any of their respective family members. Parent has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of Parent.

(gg) Investment Company Act. Parent and each Subsidiary are not now and, after sale of the Notes as contemplated hereunder and application of the net proceeds of such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and are not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(hh) No Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no holder of any Relevant Security of Parent or any Subsidiary has any rights to require registration of any Relevant Security by reason of the execution by the Company or any of the Guarantors of this Agreement or any other Transaction Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Transaction Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(ii) No Stabilization or Manipulation. None of Parent, any Subsidiary, or any affiliate of the Company (within the meaning of Rule 144 under the Securities Act) has (i) taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of Parent or any Subsidiary to facilitate the sale or distribution of the Notes or (ii) since the date of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Parent or any Subsidiary.

(jj) Financial Statements. The financial information and statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus conform in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of Parent and its consolidated subsidiaries in all material respects; except as otherwise stated in the Registration Statement, the Time of Sale Information and the Prospectus, said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved in all material respects; and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information required to be stated therein in all material respects. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus derived from the historical, pro forma and as adjusted financial information and statements, have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the information included therein in all material respects and have been prepared on a basis consistent with that of the financial statements, historical, pro forma and as adjusted financial information and statements, that are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of Parent.

(kk) Independent Accountants. Deloitte & Touche LLP, who have certified or will certify the financial statements and supporting schedules and information of Parent and its Subsidiaries included or to be included as part of the Registration Statement, the Time of Sale Information and the Prospectus for the fiscal years ended December 31, 2007, 2008 and 2009, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(ll) Statistical and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on, or derived from, sources which the Company and the Guarantors reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived in all material respects.

(mm) Margin Rules. None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (the “Regulations”) and neither Parent nor any Subsidiaries nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes and the Guarantees to violate the Regulations.

(nn) Solvency. Neither the Company nor any Guarantor is, nor will any of them be, after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their respective businesses as proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) insolvent. The fair value and present fair saleable value of the assets of the Company and each Guarantor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured.

(oo) No Broker’s Fees. Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among Parent and the Subsidiaries, and any other person that would give rise to a valid claim against Parent or any Subsidiary or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the Offering.

(pp) Default Under Transaction Documents. None of Parent or any of the Subsidiaries is in default under any of the Transaction Documents or any of the contracts described in the Registration Statement, the Time of Sale Information and the Prospectus, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Selling Restrictions. Neither Parent nor any Subsidiary has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will distribute any material in connection with the Offering other than the Registration Statement, the Time of Sale Information and the Prospectus or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated under the Securities Act or the FSMA) and approved by the Underwriter, such approval not to be unreasonably withheld, conditioned or delayed.

(rr) Listing Status. Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. Parent’s common stock, par value $0.0001 per share (the “Common Stock”), is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

(ss) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the Offering.

(tt) FINRA Exemption; Regulation M. At the time the Registration Statement was filed Parent’s Public Float was (i) at least $150 million; or (ii) $100 million and its common stock had an annual trading volume of at least three million shares. Parent has (A) filed all the materials required to be filed pursuant to the Exchange Act for a period of at least 36 calendar months; and (B) filed in a timely manner all reports required to be filed during the past 12 calendar months and, in each case, any portion of a month immediately preceding such dates. As used herein the term (a) “Public Float” means the aggregate market value of Parent’s voting and non-voting common equity held by non-affiliates calculated in accordance with Instruction 2 to General Instruction B of Form S-3; and (b) “annual trading volume” means the number of shares of Parent’s common stock traded on the New York Stock Exchange during a recurring 12-month period culminating within 60 days of the date hereof. Parent’s common stock has an ADTV value of at least $1.0 million. As used herein the term “ADTV” shall have the meaning ascribed to it in Rule 100 of Regulation M.

(uu) Sarbanes-Oxley Act. Parent is in compliance in all material respects with, and there is and has been no failure on the part of Parent’s directors or officers, in the capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(vv) Reliance. Any certificate signed by or on behalf of the Company or any Guarantor and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement or any of the other Transactions Documents shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Underwriter as to the matters covered thereby and not a personal representation or warranty by the person executing such certificate. Each of the Company and the Guarantors acknowledge that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 6 hereof, counsel for the Company and the Guarantors and counsel for the Underwriter, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with the Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will cause Parent to file within the time periods required by the Exchange Act (including all extensions permitted by Rule 12b-25 thereunder) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this Offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, upon request, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and, except as required by applicable law, will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has become effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the receipt by the Company of any order of the Commission suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will, with cooperation from the Representative and the counsel for the Underwriter, qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities but in no event longer than 180 days from the Closing Date; provided that neither the Company nor the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) execute or file any general consent to service of process in any such jurisdiction or take any other action that would subject itself to general service of process or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company (and Parent) occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is the earlier of (i) 30 days after the date hereof or (ii) the date upon which the Underwriter has sold all of the Notes purchased from the Company pursuant to this Agreement (but not including any Notes acquired by the Underwriter after the Closing Date), the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Representations and Warranties and Agreements of the Underwriter. The Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriter may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(d) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

6. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock of or guaranteed by Parent or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by Parent or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate from the chief executive officer and chief financial officer of the Company and each Guarantors (in their respective capacities as such) and that is in form and substance reasonably satisfactory to the Representative (i) confirming that, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date hereof and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Baker Botts L.L.P., counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.

(h) Opinion of Federal Communications Regulatory Counsel. Paul, Hastings, Janofsky & Walker LLP, federal communications regulatory counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Representative and Cahill Gordon & Reindel LLP, counsel for the Underwriter, to the effect set forth in Annex A-2 hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriter. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Cahill Gordon & Reindel LLP, counsel for the Underwriter, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) Good Standing. The Representative shall have received on and as of, or as near as practicably possible to, the Closing Date reasonably satisfactory evidence of the good standing of the Company, Parent and the other Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriter. The Company and each of the Guarantors agree jointly and severally to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and actual out-of-pocket legal fees and other reasonable and actual out-of-pocket expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(b) Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless (i) the Company and each of the Guarantors, (ii) each of their respective directors and officer who signed the Registration Statement and (iii) each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the third and tenth paragraphs in the section entitled “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, in which case in this clause (iv), the Indemnifying Person’s obligations shall be for reasonable and actual outside counsel fees and expenses. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, each of the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriter on the other from the Offering and also to reflect the relative fault of the Company and the Guarantors on the one hand and the Underwriter on the other, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the Offering exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by Parent or any Subsidiaries shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States; or (v) other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the occurrence of any change in the financial condition, business, properties, assets, prospects or results of operations of Parent and its subsidiaries, taken as a whole, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. [RESERVED].

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any outside counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the Offering by, the Financial Industry Regulatory Authority, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9 (other than clauses (i), (iii) and (iv) of Section 9), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriter for all reasonable and actual out-of-pocket costs and expenses (including the fees and expenses of its outside counsel) reasonably incurred by the Underwriter in connection with this Agreement and the Offering.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriter. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7 and 11 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Miscellaneous.

(a) [RESERVED].

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Syndicated and Leveraged Finance Group, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro, Esq. If sent to the Company and the Guarantors, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to MetroPCS Wireless, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082, Attention: Executive Vice President, General Counsel and Secretary, and with a copy to Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, Attention: William D. Howell, Esq.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

METROPCS WIRELESS, INC.

By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer

METROPCS AWS, LLC
METROPCS, INC.
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MICHIGAN, INC.
METROPCS TEXAS, LLC
METROPCS COMMUNICATIONS, INC.
METROPCS MASSACHUSETTS, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS 700 MHz, LLC

By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer

MetroPCS - Underwriting Agreement

Accepted: November 5, 2010

J.P. MORGAN SECURITIES LLC

By:	/s/ Zev Garell
Authorized Signatory
Zev Garell
Vice President

MetroPCS - Underwriting Agreement

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$1,000,000,000

Schedule 1-1

Schedule 2

GUARANTORS

Entity	Jurisdiction of Organization
MetroPCS AWS, LLC	Delaware
MetroPCS, Inc.	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
MetroPCS 700 MHz, LLC	Delaware
MetroPCS Communications, Inc.	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware

Schedule 2-1

Schedule 3

SUBSIDIARIES OF PARENT

Entity	Jurisdiction of Organization
MetroPCS, Inc.	Delaware
MetroPCS Wireless, Inc.	Delaware
MetroPCS AWS, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
MetroPCS 700 MHz, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Finance, Inc.	Delaware

Schedule 3-1

Annex A-1

Form of Opinion and 10b-5 Statement of Baker Botts L.L.P.

(1) The Registration Statement is effective under the Securities Act; the Indenture has been duly qualified under the Trust Indenture Act; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the Offering is pending by the Commission.

(2) The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements, financial statement footnotes and related schedules and other financial data included therein, as to which such counsel need express no opinion) each appears on its face to comply as to form in all material respects with the requirements of the Securities Act.

(3) Parent and each Subsidiary (a) has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization and (b) has the corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(4) The Company and each of the Guarantors has the corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided therein.

(5) All of the outstanding shares of capital stock or other equity securities of each Subsidiary are owned of record and beneficially, directly or indirectly, by Parent, free and clear of all Liens, other than as described in the Registration Statement, the Time of Sale Information and the Prospectus and other than under the Credit Agreement, and are duly authorized, validly issued, fully paid (in the case of limited partnership or limited liability company interests, to the extent required under the respective partnership or limited liability company agreements) and non-assessable (except as such non-assessability may be limited by the limited partnership or limited liability company statute of the jurisdiction of formation of such entity), and have not been issued in violation of any preemptive or similar rights under (a) the applicable Subsidiary’s organizational documents or (b) the laws of its jurisdiction of organization. To such counsel’s knowledge, there are (i) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating Parent or any Subsidiary to issue any shares of capital stock or other equity interest of any Subsidiary or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock or equity interest of any Subsidiary, and (ii) other than the Credit Agreement, no agreements with respect to the voting, sale or transfer of any shares of capital stock of any Subsidiary. To such counsel’s knowledge, there are no outstanding contractual obligations of Parent or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of any Subsidiary.

Annex A-1-1

(6) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(7) The Notes have been duly authorized, executed and delivered by the Company for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(8) The Guarantees of the Notes have been duly authorized, executed and delivered by each of the Guarantors for issuance to the Underwriter pursuant to the Underwriting Agreement and, when the Notes have been issued by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantees of the Notes will be valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture, and enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(9) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(10) Each Transaction Document conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

Annex A-1-2

(11) The statements in the Registration Statement, Time of Sale Information and the Prospectus under the captions “Description of notes,” insofar as such statements constitute summaries of certain provisions of documents referred to therein and reviewed by such counsel, fairly summarize such provisions in all material respects.

(12) The statements in the Registration Statement, Time of Sale Information and the Prospectus under the caption “Certain United States federal income tax considerations,” insofar as such statements constitute matters of law or legal conclusions, accurately and fairly summarize the matters referred to therein in all material respects.

(13) The (a) execution, delivery and performance by the Company and each of the Guarantors of the Underwriting Agreement and each of the other Transaction Documents to which any of them is a party, and the performance by the Company and each of the Guarantors of their respective obligations thereunder, (b) issuance and sale of the Notes and the issuance of the Guarantees and (c) consummation by the Company of the transactions described in the Time of Sale Information and the Prospectus under the caption “Use of proceeds,” do not and will not (i) violate or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, any of the agreements set forth on Exhibit A hereto, which agreements were identified to us in an officer’s certificate of the Company as all of the material agreements of the Company and its Subsidiaries or (ii) violate or conflict with the certificate of incorporation, by-laws, or operating agreement of Parent or any Subsidiary, any statute, rule or regulation applicable to Parent or any Subsidiary or any of their respective properties or assets, or, to such counsel’s knowledge, any of the judgments, orders or decrees of any court or judicial, regulatory or other legal or governmental agency or body set forth on Exhibit B hereto, which judgments, orders or decrees were identified to us in an officer’s certificate of the Company as all of the material judgments, orders or decrees applicable to the Company and its Subsidiaries. No consent, approval, authorization or qualification of or with any federal or state court or governmental or administrative agency or body is required for the issue and sale of the Notes, the issue of the respective Guarantees, the execution and delivery by the Company and the Guarantors of the Underwriting Agreement and the other Transaction Documents to which each is a party, the consummation by the Company and the Guarantors of the transactions contemplated thereby or the performance by the Company or any of the Guarantors of their obligations thereunder, except for (x) such as have been or shall be obtained under the Securities Act or the Trust Indenture Act and (y) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities (as to which such counsel need express no opinion).

(14) To such counsel’s knowledge, other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no judicial, regulatory or other legal or governmental proceeding, action, suit, or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending to which Parent or any Subsidiary is a party or of which the business or property of Parent or any Subsidiary is the subject that would reasonably be expected to have a Material Adverse Effect.

(15) Each of Parent and each of the Subsidiaries is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Annex A-1-3

(16) The documents filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Parent prior to the Closing Date (other than the financial statements, financial statement footnotes and related schedules and other financial data included therein, as to which such counsel need express no opinion), each appears on its face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(17) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and the Underwriter and the Underwriter’s counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and that the purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information or the Prospectus and that such counsel has not undertaken to verify independently any of the factual matters in such documents. Accordingly, such opinion shall state that such counsel is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above). Such counsel shall advise the Underwriter that, subject to the foregoing and on the basis of the information gained in the course of performing the services referred to above, nothing has come to the attention of such counsel to cause such counsel to believe that (1) the Registration Statement, at the time of its effective date (including the Rule 430 Information), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, financial statement footnotes and related schedules and other financial data included therein, as to which such counsel need express no belief).

Annex A-1-4

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriter.

The opinion of Baker Botts L.L.P. described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

Annex A-1-5

Annex A-2

Form of Opinion of Paul, Hastings, Janofsky & Walker LLP

(1) The execution and delivery by the Company, and the performance by the Company of its obligations under and in accordance with the terms, of the Underwriting Agreement do not cause the Company to violate the Communications Laws and do not require any consent or approval of, or registration or filing with, or any other action by, the FCC.

(2) Each Subsidiary of the Company holds the FCC license or licenses identified on Attachment 1 hereto as being held by such Subsidiary (the “Licenses”). The Licenses are in full force and effect. The Licenses are not subject to any conditions other than those that: (a) appear on the Licenses; or (b) are imposed by the FCC in the ordinary course upon broadband PCS, Advanced Wireless Services, or 700 MHz band licenses of similar character.

(3) To our knowledge, there are no actions, suits, investigations, or other administrative proceedings pending or overtly threatened in writing by or before the FCC against the Company, its Subsidiaries, or the Licenses that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(4) To our knowledge, the Company and each Subsidiary of the Company have timely filed with the FCC all material applications and reports as are required under the Communications Laws where the failure to do so would reasonably be expected to have a Material Adverse Effect.

(5) The statements in the Registration Statement, the Time of Sale Information and the Prospectus, as limited by the following documents which have been incorporated by reference: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, under the captions: “Regulation,” “Federal Regulation,” “Broadband Spectrum Allocations,” “License Term,” “Construction Obligations,” “Revocation of Licenses,” “Transfer and Assignment of FCC Licenses,” “Disaggregation, Partitioning and Spectrum Leasing,” “Spectrum and Market Concentration Limits,” “Foreign Ownership Restrictions,” “Designated Entity Requirements,” “General Regulatory Obligation,” “Other Federal Regulation,” “State, Local and Other Regulation,” and “Risks related to Legal and Regulatory Matters.”; (2) the Quarterly report on Form 10-Q for the three months ended March 31, 2010, under the caption: “Risk Factors”; (3) the Quarterly report on Form 10-Q for the three months ended June 30, 2010, under the caption: “Risk Factors”; and (4) the Quarterly report on Form 10-Q for the three months ended September 30, 2010, under the caption: “Risk Factors,” insofar as such statements constitute a summary of matters of law under the Communications Laws pertaining to the business of the Company, fairly summarize in all material respects such legal matters as of the date hereof.

Annex A-2-1

Annex B

Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form set forth on Annex C hereto.

2.	Free writing prospectus dated November 5, 2010.

Annex B-1

Annex C

Pricing Term Sheet

Annex C-1